Exhibit 1.1

$46,000,000 5.75% Senior Notes due 2025

Amerant Bancorp Inc.

UNDERWRITING AGREEMENT

June 16, 2020

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

Amerant Bancorp Inc., a Florida corporation (the “Company”) and Amerant Florida Bancorp Inc., a Florida corporation (the “Guarantor”), propose, subject to the terms and conditions stated herein, to issue and sell to you $46,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2025 (the “Notes”).  The Notes will be issued pursuant to a the base indenture (the “Base Indenture”), dated as of June 23, 2020, among the Company, as issuer, the Guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, as issuer, the Guarantor and the Trustee. The Notes will be guaranteed as to principal and interest pursuant to the Indenture by the Guarantor (the “Notes Guarantee” and, together with the Notes, the “Securities”).

Raymond James & Associates, Inc. is acting as the sole underwriter and is referred to in this underwriting agreement (the “Agreement”) as “you” or the “Underwriter.”

The Company and the Guarantor wish to confirm as follows its agreement with you in connection with the purchase of the Securities from the Company.

1.           Registration Statement and Prospectus.  The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-238958), including a prospectus subject to completion, relating to the securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantor. Such registration statement, including the financial statements, exhibits and schedules thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, as amended by any post-effective amendment to the date of this Agreement, is referred to in this Agreement as the “Registration Statement” and the related prospectus covering the Shelf Securities dated June 15, 2020 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means the preliminary form of the Prospectus dated June 16, 2020. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes.  “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses identified in Schedule III hereto. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.             Agreements to Sell and Purchase.  Upon the terms and conditions set forth herein, the Company agrees to issue and sell, and the Guarantor agrees to guarantee, $46,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2025. Upon the basis of the representations, warranties and agreements of the Company and the Guarantor herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule II hereto at a purchase price of 98.5% of such principal amount plus interest, if any, accrued from and after June 23, 2020.

3.              Terms of Public Offering.  The Company has been advised by you that you propose to make a public offering of the Notes as soon after this Agreement have become effective as in your judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Notes are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

4.             Delivery of the Notes and Payment Therefor.  Delivery to the Underwriter of the Notes and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on June 23, 2020 or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on June 23, 2020, as the Underwriter shall designate by notice to the Company (the time and date of such closing is called the “Closing Date”).  The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriter and the Company.  The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.

Payment for the Underwriter’s Securities shall be made against delivery by the Company on the Closing Date for the account of the Underwriter of the Underwriter’s Securities registered in such names and in such denominations as the Company shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Underwriter’s Securities to the Underwriter duly paid.

It is understood that the Underwriter has been authorized, for its own account, to accept delivery of and receipt for, and make payment of the purchase price of the Notes that the Underwriter has agreed to purchase.

5.              Covenants and Agreements. The Company and, to the extent specified below, the Guarantor covenants and agrees with the Underwriter as follows:

(a)           The Company and the Guarantor will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)           The Company will deliver, without charge, to the Underwriter (A) a conformed copy of the Registration Statement as originally filed (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)         Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than as either of them may be deemed to be amended or supplemented due to the filing of any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, except for any Current Reports on Form 8-K or other filings under the Exchange Act relating specifically to the offering contemplated hereby), whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably object.

(d)            The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantor will use their commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f)           The Company and the Guarantor will cooperate with you and counsel for the Underwriter in connection with the registration or qualification, if you deem it reasonably necessary, of the Securities for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Securities; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Securities, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject.  In the event that the qualification of the Securities in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(g)          The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(h)           During the period ending five years from the date hereof, the Company will furnish to you, (1) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to shareholders or filed with the Commission, provided that the Company will be deemed to have furnished such proxy statement and reports to the Underwriter to the extent they are filed or furnished on EDGAR or made available on the Company’s website.

(i)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to reimburse you for all reasonable and documented out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith, up to a maximum of $150,000, provided that such maximum reimbursement will be $100,000 if the offer and sale of the Securities contemplated herein is not consummated for any reason other than the Company’s failure to comply with its obligations hereunder.

(j)           The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(k)           Prior to the Closing Date, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(l)             [Reserved]

(m)           [Reserved]

(n)           During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor, or warrants to purchase or otherwise acquire debt securities of the Company or the Guarantor substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Underwriter with the authorization to release this lock-up on behalf of the Underwriter).

(o)           To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(p)         The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(q)         The Company will cooperate with the Underwriter and use all commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

6.            Representations and Warranties. The Company and, solely with respect to matters relative to it, the Guarantor hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date that:

(a)           The Company and the Guarantor satisfy all of the requirements of the Act for use of Form S-3 for the offering of Notes and the Notes Guarantee contemplated hereby. The Company and the Guarantor were not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Notes, are not on the date hereof and will not be on the Closing Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(b)           The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b).

(c)           The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with the information in the second sentence of the seventh paragraph, the first sentence of the eighth paragraph and the ninth paragraph under the heading “Underwriting (Conflicts of Interest),” contained in the Prospectus (collectively, the “Underwriter Information”).

(d)          The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was file), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of  a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)          The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Underwriter Information.

(f)           The Time of Sale Information does not, and will not at the time of sale of the Notes, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the Time of Sale Information at the time of sale of the Notes, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act.  The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.  The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(i)           The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein.  All the outstanding capital stock of the Company and the Guarantor have been, and as of the Closing Date, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company and the Guarantor are not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock except for contemplated issuances pursuant to the 2018 Equity and Incentive Compensation Plan disclosed in the Prospectus; the Notes to be issued and sold to the Underwriter by the Company hereunder have been duly authorized by the Company and the Notes Guarantee has been duly authorized by the Guarantor, and when the Notes have been issued and delivered to the Underwriter against full payment therefor in accordance with the terms hereof and when the Notes Guarantee have been executed and delivered pursuant to the provisions of the Indenture, the Notes will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights and the Notes Guarantee will constitute valid and legally binding obligations of the Guarantor; the Notes of the Company and the Notes Guarantee of the Guarantor conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates or book-entries for the Notes being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Notes being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the Underwriter purchasing such Notes in good faith and without notice of any lien, claim or encumbrance.  The certificates, if any, for the Notes being sold by the Company are in valid and sufficient form. Other than as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register the offer or sale of any securities of the Company owned or to be owned by such person.

(j)          Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)           The Company and the Guarantor are each duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”) and Federal Reserve Regulation Y.  As of March 31, 2020, the Company and the Guarantor met or exceeded the minimum requirements to be considered “well capitalized” under  Federal Reserve Regulation Q.

(l)          Amerant Bank, N.A. (the “Bank”) is validly existing as a national banking association chartered under the laws of the United States by the Office of the Comptroller of the Currency (the “OCC”) to transact business as a national bank, and the charter of the Bank is in full force and effect. As of March 31, 2020, the Bank met or exceeded the minimum requirements to be considered “well capitalized” under OCC Regulations Part 3, and has not been informed by any Regulatory Authorities (defined below) that it is not “well capitalized.” The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, 12 U.S.C.  1811 et seq., and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions), and no proceeding for the modification, termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.  The Bank is a member of the Federal Reserve Bank of Atlanta and is a member in good standing of the Federal Home Loan Bank of Atlanta.  The Company beneficially owns all of the outstanding capital securities of, and has sole control of, the Bank.

(m)        The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws administered by, and all rules, regulations, directives, orders and decrees of any federal, state, local or foreign regulatory, supervisory authority or enforcement, self-regulatory organization or governmental agency or body having jurisdiction over or rulemaking authority with respect to the Company or any of its subsidiaries (each, a “Regulatory Authorities”) (including, without limitation, the Federal Reserve Board, the OCC, the FDIC, the Consumer Financial Protection Bureau, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) and FINRA applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  For the last five years, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve Board, the OCC and the FDIC, and any other applicable Regulatory Authorities.  All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the “Company Reports.” As of their respective dates or their respective dates of amendment, the Company Reports, complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve Board, the OCC and the FDIC and all other applicable Regulatory Authority, as the case may be.

(n)           Except as described in the Time of Sale Information and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company, the Bank nor any of the Company’s other subsidiaries is a party to or otherwise subject to any order, decree, agreement, memorandum of understanding, corrective or cease and desist order, order of prohibition or suspension, written agreement or other written statement as described under 12 U.S.C. 1818(u) or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Regulatory Authority (whether or not such Regulatory Authority has determined that publication would be contrary to the public interest or otherwise cannot be made) or has adopted any board resolutions at the request of any of the Regulatory Authorities.  Neither the Company nor any of its subsidiaries has been advised by any such entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, corrective or cease and desist order, order of prohibition or suspension, commitment letter, supervisory letter or similar undertaking or other written agreement or statement; and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any examination of the Company and its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

(o)         The Bank has received an overall Community Reinvestment Act (“CRA”) rating of at least “Satisfactory” and has not been informed in writing by any Regulatory Authority that it may receive a less than “Satisfactory” rating for CRA purposes within one year, nor, to the Company’s knowledge, has the Bank been informed other than in writing by any Regulatory Authority that it may receive a less than “Satisfactory” rating for CRA purposes within one year.  The Company is not aware of any facts or circumstances that exist that would cause the Bank to be not in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a CRA rating by the OCC of lower than “Satisfactory”.

(p)           The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims.  Except as set forth in Schedule 6(p) hereto, the Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization required to be disclosed therein by Commission Regulation S-K, Item 601(b)(21).  As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(q)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required.  Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which would be reasonably likely to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Securities Act.  All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (2) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (3) equitable principles being applied at the discretion of a court before which any proceeding may be brought.  Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts in each case that could result in a Material Adverse Effect.

(r)           Neither the Company nor any of its subsidiaries is (4) in violation of (a) its articles of incorporation or bylaws, or other organizational documents, (b) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (c) any decree of any United States federal, state court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect; or (5) in default in any material respect in the performance of any obligation, agreement or condition contained in (a) any bond, debenture, note or any other evidence of indebtedness or (b) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except, in each case, for events of default that would not result in a Material Adverse Effect.

(s)           The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by or on behalf of the Underwriter constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (6) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (7) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.  The Guarantor’s execution and delivery of this Agreement and the performance by the Guarantor of its obligations under this Agreement have been duly and validly authorized by the Guarantor and this Agreement has been duly executed and delivered by the Guarantor, and, assuming the due authorization, execution and delivery of this Agreement by or on behalf of the Underwriter constitutes a valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(t)           None of the issuance and sale of the Notes by the Company, the execution, delivery or performance of this Agreement by the Company and the Guarantor nor the consummation by the Company and the Guarantor of the transactions contemplated hereby (8) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required by the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the applicable securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement), (9) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s or the Guarantor’s articles of incorporation or the Company’s or the Guarantor’s bylaws or any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties is bound, (10) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (11) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except in each case for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(u)           No holder of securities of the Company or the Guarantor has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or waived in writing.

(v)           PricewaterhouseCoopers LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Securities Act.

(w)          The financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.  No other financial statements or schedules are required to be included in the Registration Statement.

(x)           Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (12) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business, (13) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (14) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company or the Guarantor is not in default under the terms of any class of capital stock of the Company or of the Guarantor or any outstanding debt obligations, (15) there has not been any change in the authorized or outstanding capital stock of the Company or of the Guarantor or any material change in the indebtedness of the Company or of the Guarantor (other than in the ordinary course of business) and (16) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, result of operations or prospects of the Company or the Guarantor.

(y)           All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(z)           The Company’s common stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock of the Company under the Exchange Act or delisting the common stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(aa)         The Company and each of its subsidiaries have filed all tax returns required to be filed through the date hereof or have timely requested extensions thereof, which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment, when due, of any taxes that were payable pursuant to said returns or any assessments with respect thereto, except for cases in which the failure to file or pay would not result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith as to which the Company has established adequate reserves.  Except as disclosed in the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited except, in each case in this paragraph (y) as would not have a Material Adverse Effect.  On the Closing Date, all Note transfer and other taxes that are required to be paid by the Company in connection with the sale of the Notes to be sold by the Company to the Underwriter will have been fully paid by the Company.

(bb)         Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement.  Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(cc)        The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(dd)       Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (17) such as are described in the Time of Sale Information and the Prospectus or (18) such as would not have a Material Adverse Effect.  All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate would not result in a Material Adverse Effect.

(ee)          Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, except in each case to such exception as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(ff)           The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, shareholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  There are no other financial statements (historical or pro forma) that are required by the rules and regulations of the Commission to be included or incorporated by reference in the Time of Sale Information and the Prospectus, and the Company does not have any material liabilities or obligations, direct or contingent, not disclosed in the Time of Sale Information and the Prospectus.

(gg)         All disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)        The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (19) transactions are executed in accordance with management’s general or specific authorizations, (20) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (21) access to assets is permitted only in accordance with management’s general or specific authorizations and (22) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)           The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.  The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and Nasdaq promulgated thereunder.

(jj)          The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with the applicable provisions of Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(kk)         The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Securities Act with the offer and sale of the Notes pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of common stock used pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(ll)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (ii) has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption law.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)     The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator alleging violations by the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)          Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions in violation of Sanctions.  The Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Notes) of Sanctions.

(oo)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries.  Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (23) there is (a) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (c) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (24) to the Company’s knowledge, (a) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (b) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(pp)         The Company and its subsidiaries are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), except where such noncompliance with Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities of the Company or its subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(qq)         Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, in each case except as would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(rr)         To the Company’s knowledge, other than with respect to Amerant Investments, Inc., a wholly-owned subsidiary of the Bank, there are no affiliations or associations between (25) any member of FINRA and (26) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th  day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(ss)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(tt)           The Company and its subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or its subsidiaries for the benefit of the employees of the Company or its subsidiaries are in compliance in all material respects with ERISA and all other applicable state and federal laws.  Except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their “ERISA Affiliates” (as defined below) for the benefit of the employees of the Company or its subsidiaries.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.  Except as would not reasonably be expected to result in a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates for the benefit of the employees of the Company or its subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(uu)         The Bank is not prohibited, directly or indirectly, under any statute, law, rule, regulation, directive, order, agreement or other instrument to which it is a party or is subject, or otherwise, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.

(vv)        The statements set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Supervision and Regulation” insofar as such statements purport to describe laws and regulations specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate, complete and fair in all material respects.

(ww)      No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)          The statistical and market-related data contained in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(yy)         Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering of the Notes.

(zz)          Cybersecurity.  (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company  nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to  result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data resulting in a loss of Company or customer data or have a material adverse effect on the company‘s operations and (C) the Company  and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

7.           Indemnification and Contribution.  Subject to the limitations in this paragraph below, the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless you, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and expenses of one firm and one local counsel (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any company information that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company and the Guarantor by you, expressly for use in connection therewith.  This indemnification shall be in addition to any liability that the Company or the Guarantor may otherwise have.

In addition to their obligations under this Section 7, the Company and the Guarantor, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or of the Guarantor herein or failure to perform their respective obligations hereunder, all as set forth in this Section 7, the party against whom indemnification is being sought will reimburse the Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company or of the Guarantor to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it to the person(s) from whom it was received.  Any such interim reimbursement payments that are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company or the Guarantor, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Guarantor, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Guarantor shall not be liable for the fees and expenses of more than one counsel (in addition to one local counsel in each applicable jurisdiction) for the Underwriter and such controlling persons)).  The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 7.

The Underwriter agrees to indemnify and hold harmless the Company and the Guarantor and the Company’s and the Guarantor’s directors and officers who signed the Registration Statement, their employees and agents and any person who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company or the Guarantor to the Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto.  If any action or claim shall be brought or asserted against the Company or the Guarantor, any of the Company’s directors and officers, any of the Guarantor’s directors and officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company or the Guarantor by the immediately preceding paragraph (except that if the Company or the Guarantor shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Company, the Guarantor and the Company’s and Guarantor’s directors, officers and any such controlling persons, shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

In any event, the Company or the Guarantor will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 7 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter on the other hand, from the offering and sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of each of the Company and the Guarantor, on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations.  The relative and several benefits received by the Company and the Guarantor, on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding the second paragraph of this Section 7, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 7 and the several, and not joint, representations and warranties of the Company and of the Guarantor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter and the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder and (iii) any termination of this Agreement.  A successor to the Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 7, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA.  Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal.  In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so.  Such arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fourth paragraphs of this Section 7, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the second paragraph of this Section 7.

8.              Conditions of Underwriter’s Obligations.  The several obligations of the Underwriter to purchase the Notes hereunder are subject to the following conditions:

(a)           The Company and the Guarantor satisfy all of the requirements of the Act for use of Form S-3 for the offering of Notes and the Notes Guarantee contemplated by this Agreement.

(b)           You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (27) there shall not have been any change in the capital stock of the Company or of the Guarantor or any material change in the indebtedness (other than in the ordinary course of business) of the Company or of the Guarantor, (28) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus or herein, no material oral or written agreement or other transaction shall have been entered into by the Company or by the Guarantor that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company or of the Guarantor, (29) no loss or damage (whether or not insured) to the property of the Company or of the Guarantor shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (30) no legal or governmental action, suit or proceeding affecting the Company or the Guarantor or any of their properties that is material to the Company or the Guarantor or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (31) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Notes as contemplated hereby.

(c)          You shall have received on the Closing Date  an opinion and 10b-5 statement of Akerman LLP, outside counsel to the Company, substantially in the form heretofore approved by you.

(d)           You shall have received on the Closing Date an opinion and 10b-5 letter of Davis Polk & Wardwell LLP, counsel to the Underwriter, dated the Closing Date.

(e)           You shall have received on the Closing Date an opinion of the general counsel of the Company, substantially in the form heretofore approved by you.

(f)           You shall have received letters addressed to you and dated the date hereof and the Closing Date from the firm of PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore reasonably satisfactory to you.

(g)           You shall have received letters addressed to you and dated the date hereof and the Closing Date from the firm of RSM US LLP, independent certified public accountants, substantially in the forms heretofore reasonably satisfactory to you.

(h)           (32) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (33) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Notes under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (34) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (35) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (36) all of the representations and warranties of the Company or of the Guarantor contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 8(g) and in Sections 8(b) and 8(i) hereof.

(i)           Each of the Company or the Guarantor shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(j)            The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

9.              Effective Date of Agreement.  This Agreement shall become effective upon the later of ii) the execution and delivery hereof by the parties hereto and iii) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Section 7 shall at all times be effective.

10.           Termination of Agreement.  This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date, in your sole judgment, (1) trading in the Company’s common stock shall have been suspended by the Commission or the Nasdaq, (2) trading in securities generally on the NYSE or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (3) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (4) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes.  Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

11.           Miscellaneous.  Except as otherwise provided in Sections 5 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered by mail, facsimile or e-mail, as follows:

(i)           to the Company

Amerant Bancorp Inc.
220 Alhambra Circle
Coral Gables, Florida 33134
Attention: Carlos Iafigliola
E-mail: ciafigliola@amerantbank.com

with a copy to

Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street, Suite 1100
Miami, Florida 33131
Attention: Arturo H. Banegas Masiá, Esq. and Esther L. Moreno, Esq.
E-mail: arturo.banegasmasia@akerman.com; esther.moreno@akerman.com

(ii)         to the Underwriter

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Thomas Donegan
E-mail: tom.donegan@raymondjames.com

with a copy to

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Nicholas A. Kronfeld
Fax: (212) 701-5950
E-mail: nicholas.kronfeld@davispolk.com

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and its directors and officers.

12.           Applicable Law; Submission to Jurisdiction; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

The Company and the Guarantor each hereby irrevocably submits to the exclusive jurisdiction of the U.S. Federal and state courts in the federal Southern District of Florida (each, a “Florida Court”) in any suit or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the offering of the Notes or any transactions contemplated hereby.  The Company and the Guarantor each irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the offering of the Notes or any transactions contemplated hereby in a Florida Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, Guarantor and the Underwriter irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be signed in various identical counterparts, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Guarantor and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

13.        No Fiduciary Duty.  Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that (5) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand; (6) the Underwriter has been retained solely to act as underwriter and is not acting as advisor, expert or otherwise, to either the Company in connection with this offering, the sale of the Notes or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Notes; (7) the relationship between the Company, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Notes was established by the Company and the Underwriter based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (8) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (9) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company for the shares and such interests may differ from the interests of the Company, and the Underwriter has no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests.  The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

14.           Research Analyst Independence.  The Company acknowledges that iv) the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and v) the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriter’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division.  The Company acknowledges the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

 [Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Underwriter.

Very truly yours,

AMERANT BANCORP INC.

By:	/s/ Millar Wilson
	Name:	Millar Wilson
	Title:	Vice Chairman and CEO

AMERANT FLORIDA BANCORP INC.

By:	/s/ Carlos Iafigliola
	Name:	Carlos Iafigliola
	Title:	Treasurer

CONFIRMED AND ACCEPTED, as of the date first above
mentioned.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ John Roddy
	Name:	John Roddy
	Title:	Authorized Signatory

SCHEDULE I

[See attached]

Sch. I 1

Filed pursuant to Rule 433
Registration File No. 333-238958
Supplementing the Preliminary Prospectus Supplement dated June 16, 2020
(To Prospectus dated June 15, 2020)

Amerant Bancorp Inc.

Pricing Term Sheet
June 16, 2020

$46,000,000 5.75% Senior Notes due 2025

Issuer:	Amerant Bancorp Inc. (the “Company”)

Guarantor:	Amerant Florida Bancorp Inc.

Expected Ratings:*	BBB- by Kroll Bond Rating Agency A- by Egan-Jones Ratings Company

Security Type:	Senior Unsecured Notes (the “Notes”)

Securities:	5.75% Notes due 2025

Principal Amount:	$46,000,000

Maturity:	June 30, 2025

Coupon (Interest Rate):	5.75%

Price to Public:	100.00% of the principal amount

Use of Proceeds
We estimate that the net proceeds from the sale of the Notes, after deducting the underwriting discounts and certain offering expenses, will be approximately $45,310,000. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of Amerant Bank, N.A., funding the opportunistic acquisition of similar or complementary financial service organizations and repaying outstanding indebtedness.

Conflicts of Interest:
Amerant Investments, Inc., Amerant Bank, N.A.’s securities broker-dealer subsidiary, will participate in the offering as a dealer with a concession from the public offering price of 50 basis points. Therefore, Amerant Investments is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the Notes will comply with the applicable requirements of FINRA Rule 5121.  The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities.

Sch. I 2

Yield to Maturity:	5.75%

Interest Payment Dates:	Semi-annually on June 30 and December 30 of each year, commencing on December 30, 2020

Record Date	The 15th calendar day immediately preceding the applicable Interest Payment Date

Par Call:	On or after March 30, 2025 (three months prior to the maturity date)

Trade Date:	June 16, 2020

Settlement Date:	June 23, 2020 (T + 5)

Denominations:	Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	023576 AA9 / US023576AA95

Sole Book-Running Manager:	Raymond James & Associates, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

The issuer and guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Raymond James & Associates, Inc. at 1-800-248-8863.

This pricing term sheet supplements the preliminary form of prospectus supplement filed by Amerant Bancorp Inc. and Amerant Florida Bancorp Inc. on June 16, 2020 (the “Preliminary Prospectus Supplement”) relating to its Prospectus dated June 15, 2020. Terms used and not defined herein have the meanings given to them in the Preliminary Prospectus Supplement.

Sch. I 3

SCHEDULE II

Name	Aggregate Principal Amount of Notes
Raymond James & Associates, Inc.	$46,000,000
Total	$46,000,000

Sch. II 1

SCHEDULE III

Issuer Free Writing Prospectuses

1.           Investor Presentation dated June 16, 2020

2.           Free Writing Prospectus dated June 16, 2020

Sch. III 1

Schedule 6(p)

Entity	Jurisdiction of Incorporation/Formation	Foreign Qualification
Amerant Florida Bancorp Inc.	Florida	N/A
Amerant Bank, N.A.	United States of America	N/A
Amerant Investments, Inc. (f/k/a Mercantil Investment Services, Inc.)	Delaware	Florida (under the name Mercantil Investment Services, Inc.)
Amerant Trust, N.A.	United States of America	N/A
Elant Bank & Trust Ltd.	Cayman Islands	N/A
Commercebank Capital Trust VI	Delaware	N/A
Commerce BHC Capital Trust VII	Delaware	N/A
Commerce BHC Capital Trust VIII	Delaware	N/A
Commercebank Capital Trust IX	Delaware	N/A
Commercebank Capital Trust X	Delaware	N/A
CB Reit Holding Corporation	Delaware	N/A
220 Alhambra Properties LLC	Florida	N/A
MCNA Properties IV LLC	Florida	N/A
CTC Management Services LLC	Florida	N/A
CB Real Estate Investment, Inc	Florida	N/A

Sch. 6(p) 1